Exhibit (r)

GODFREY & KAHN, S.C.

ATTORNEYS AT LAW

780 North Water Street

Milwaukee, Wisconsin  53202-3580

Telephone:  (414) 273-3500  Fax:  (414) 273-5198

April 23, 2004

VIA EDGAR

U.S. Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

RE:

ICAP Funds, Inc.

Ladies and Gentlemen:

We represent ICAP Funds, Inc. (the “Company) in connection with its filing of Post Effective Amendment No. 15 (the “Post-Effective Amendment”) to the Company’s Registration Statement (Registration No. 33-86006; 811-8850) on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended.  The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Very truly yours,

GODFREY & KAHN, S.C.

/s/ Jake C. Blavat

Jake C. Blavat